SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 24, 2003

(Date of earliest event reported)

UNITED DOMINION REALTY TRUST, INC.

(Exact name of Registrant as specified in its charter)

Virginia	1-10524	54-0857512

(State or Other	(Commission File No.)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation or
Organization)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129

(Address of principal executive offices, including zip code)

(720) 283-6120

(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Exhibits and Financial Statements.
SIGNATURES
EXHIBIT INDEX
EX-1.01 Distribution Agreement
EX-4.01 Form of Fixed Rate Note
EX-4.02 Form of Floating Rate Note
EX-5.01 Validity Opinion of Morrison & Foerster
EX-8.01 Tax Opinion of Morrison & Foerster

Item 5. Other Events.

     On February 24, 2003, United Dominion Realty Trust, Inc. (the “Company”) entered into a Distribution Agreement with J.P. Morgan Securities Inc., Banc of America Securities LLC, Goldman, Sachs & Co., McDonald Investments Inc., Salomon Smith Barney Inc. and Wachovia Securities, Inc. (collectively, the “Agents”) with respect to the issue and sale by the Company of its Medium-Term Notes Due Nine Months or More From Date of Issue (the “Notes”). The Notes are to be issued pursuant to an Indenture, dated November 1, 1995, as amended or modified from time to time, between the Company and Wachovia Bank, National Association (formerly First Union National Bank of Virginia), as trustee. As of the date of the Distribution Agreement, the Company has authorized the issuance and sale of up to $300,000,000 aggregate initial offering price of Notes to or through the Agents pursuant to the terms of the Distribution Agreement. The Distribution Agreement dated February 24, 2003, is attached hereto and incorporated herein by reference as Exhibit 1.01. The form of Fixed Rate Note is attached hereto and incorporated herein by reference as Exhibit 4.01. The form of Floating Rate Note is attached hereto and incorporated herein by reference as Exhibit 4.02.

     Morrison & Foerster LLP, as counsel to the Company, has issued its validity opinion, which opinion is attached hereto and incorporated herein by reference as Exhibit 5.01. Morrison & Foerster LLP has also issued its opinion with respect to certain U.S. federal income tax matters, which opinion is attached hereto and incorporated herein by reference as Exhibit 8.01.

Item 7. Exhibits and Financial Statements.

(c) Exhibits

Exhibit No	Description

1.01	Distribution Agreement dated February 24, 2003.

4.01	Form of Fixed Rate Note.

4.02	Form of Floating Rate Note.

5.01	Validity Opinion of Morrison & Foerster LLP.

8.01	Tax Opinion of Morrison & Foerster LLP.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

	By:	/s/ Christopher D. Genry

Christopher D. Genry
Executive Vice President and Chief
Financial Officer

Date: February 24, 2003

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EXHIBIT INDEX

Exhibit	Description

1.01	Distribution Agreement dated February 24, 2003.

4.01	Form of Fixed Rate Note.

4.02	Form of Floating Rate Note.

5.01	Validity Opinion of Morrison & Foerster LLP.

8.01	Tax Opinion of Morrison & Foerster LLP.